Third Amendment to the
MeadWestvaco Corporation Deferred Income Plan
(2007 Restatement)
WHEREAS, MeadWestvaco Corporation (the “Company”) established the MeadWestvaco Corporation Deferred Income Plan (the “Plan”), a non-qualified plan, the purpose of which is to enable participants to defer voluntarily the receipt of certain amounts, including compensation not otherwise eligible for deferral under the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Salaried Employees; and
WHEREAS, pursuant to the Second Amended and Restated Business Combination Agreement dated as of April 17, 2015, and as subsequently amended (the “Business Combination Agreement”), among WestRock Company (“WestRock”), the Company, Rock-Tenn Company (“Rock-Tenn”), and the other parties named therein, the Company and Rock-Tenn have become wholly owned subsidiaries of WestRock; and
WHEREAS, sponsorship of the Plan was transferred to WestRock, effective as of July 1, 2015; and
WHEREAS, MeadWestvaco desires to amend the Plan to reflect the change in sponsorship of the Plan and other consequences of the Business Combination Agreement and to make certain other changes as set forth herein;
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of July 1, 2015, except as otherwise provided herein, as follows:
1.The Plan is amended by adding the following subsection (e) to Section 1.01:
(e)    Pursuant to the Second Amended and Restated Business Combination Agreement dated as of April 17, 2015, and as subsequently amended, among WestRock Company (“WestRock”), MeadWestvaco, Rock-Tenn Company, and the other parties named therein, MeadWestvaco has become a wholly owned subsidiary of WestRock, and sponsorship of the Plan was transferred to WestRock, effective as of July 1, 2015; and
2.The Plan is amended by replacing references to “MeadWestvaco” or “the Company” in Section 1.03(a)(4), Section 2.01(g), Section 2.01(l), Section 2.01(w), Section 2.01(kk)(2), Section 2.03(b), Section 10.02, and Section 10.03 with “the Controlling Company.”
3.The Plan is amended by replacing the phrase “Administration Committee” with “Administrative Committee” where such phrase appears therein, and Section 2.01(b) is amended in its entirety to read as follows:
(b)    “Administrative Committee” means the WestRock Company Administrative Committee, as designated under the terms of the Qualified Plan.

4.The Plan is amended by adding the following new Section 2.01(k):
(k)    “Controlling Company” means WestRock Company, a Delaware Corporation.
5.The Plan is amended by replacing the phrase “Investment Policy Committee” with “Investment Committee” where such phrase appears therein, and Section 2.01(u) is amended in its entirety to read as follows:
(u)    “Investment Committee” means the WestRock Company Investment Committee, as designated under the terms of the Qualified Plan.
6.The Plan is amended by deleting the definition of “Plan Administrator” in Section 2.01(bb) and by replacing all references to such phrase in the Plan with the phrase “Administrative Committee.”
7.The Plan is amended by replacing the phrase “MeadWestvaco Common Stock” with “WestRock Common Stock” where such phrase appears therein.
8.The Plan is amended by replacing the phrase “MeadWestvaco Stock Unit Fund” with “WestRock Stock Unit Fund” where such phrase appears therein.
9.Section 2.01 is further amended by re-ordering and renumbering the definitions therein alphabetically to reflect the foregoing provisions of this Amendment.
10.The Plan is amended by adding a new Section 3.03 to the end of Article 3 entitled “Participation Closed” to read as follows:
3.03    Participation Closed.
No individual shall first become a Participant on or after August 1, 2015, such that an employee who is hired, rehired or transferred (or promoted) on or after August 1, 2015 shall not be eligible to participate in the Plan and no person who was previously eligible but not a Participant may make a Deferral Election to take effect on or after August 1, 2015. This Section shall not be applied to cancel or modify a deferral election in a manner not permitted under section 409A of the Code.
11.Article 9 (Plan Administration) is amended in its entirety to read as follows:

9.01    Powers and Responsibility.
(a)    The Administrative Committee shall have the following duties and responsibilities:
(1)    The complete and final discretionary authority to construe the Plan and to determine all questions that will arise thereunder;
(2)    To have all powers elsewhere herein conferred upon it;
(3)    The complete and final discretionary authority to decide all questions relating to the eligibility of employees to participate in the benefits of the Plan;
(4)    The complete and final discretionary authority to determine the benefits of the Plan to which any Participant or Beneficiary may be entitled;
(5)    The complete and final discretionary authority to make factual findings with respect to claims for benefits;
(6)    To maintain and retain records relating to Participants and Beneficiaries;
(7)    To prepare and furnish to Participants all information required under federal law or provisions of the Plan to be furnished to them;
(8)    To engage assistants and professional advisers;
(9)    To provide procedures for determination of claims for benefits; and
(10)    To delegate any recordkeeping or other administerial duties hereunder to any other person or third party;
(b)    In addition to serving as administrator of the Plan, the Administrative Committee shall have the authority to amend the Plan as provided for in Article 10. In addition, the Controlling Company may from time to time delegate to the Administrative Committee or to any member thereof the authority to take other actions on behalf of the Controlling Company as sponsor of the Plan, subject to the terms of the Plan.
9.02    Delegation.
The Administrative Committee will have the power to delegate specific administrative and ministerial responsibilities. Such delegations may be to officers or employees of the Controlling Company or an Affiliate or to other persons, all of whom will serve at the pleasure of the Administrative Committee. References in the Plan to the Administrative Committee are deemed to include any person authorized to act on its behalf pursuant to this Section.

9.03    Assistants and Advisors.
(a)    The Administrative Committee and the Investment Committee each will have the right to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable.
(b)    The Administrative Committee, the Investment Committee and the Controlling Company will be entitled to rely upon all certificates and reports made by an accountant, attorney or other professional adviser selected pursuant to this Section. The Administrative Committee, the Investment Committee and the Controlling Company will be fully protected in respect to any action taken by them in good faith in reliance upon the advice or opinion of any such accountant, attorney or other professional adviser; and any action so taken will be conclusive upon each of them and upon all other persons interested in the Plan.
9.04    Indemnification.
Each of the Administrative Committee and the Investment Committee and each member of those Committees will be indemnified by the Controlling Company against judgment amounts, settlement amounts (other than amounts paid in settlement to which the Controlling Company does not consent) and expenses (including attorneys’ fees), reasonably incurred by the Committee or him or her in connection with any action to which the Committee or he or she may be a party (by reason of his or her service as a member of a Committee) except in relation to matters as to which the Committee or he or she will be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of its or his or her duties. The foregoing right to indemnification will be in addition to such other rights as such Committee or each Committee member may enjoy as a matter of law or by reason of insurance coverage of any kind and will survive the member’s termination of service on the Committee and termination of employment with the Controlling Company and its affiliates. Rights granted hereunder will be in addition to and not in lieu of any rights to indemnification to which such Committee or each Committee member may be entitled pursuant to the articles of incorporation or by-laws of the Controlling Company. Service on the Administrative or Investment Committee will be deemed in partial fulfillment of a Committee member’s function as an employee, officer and/or director of the Controlling Company, if he or she serves in such other capacity as well.
12.Section 10.01 of the Plan is amended in its entirety to read as follows:
(a)    The provisions of the Plan may be amended at any time and from time to time by any officer of the Controlling Company with the authority to act on behalf of the Controlling Company with respect to such matters, or by the Administrative Committee; provided, however, that no amendment shall:
(1)    Reduce any Participant’s vested Account balance, except to the extent that a reduction results from (A) an amendment described in Section 1.03(a) (4) or (B) an amendment that the Controlling Company or Administrative Committee determines is necessary or appropriate to conform the Plan to mandatory provisions of applicable federal or state laws, regulations, or rulings or to secure or maintain the favorable tax treatment of amounts deferred under the Plan;
(2)    Constitute or result in a material modification of the Plan (within the meaning of section 885(d) of the AJCA) with respect any Pre-AJCA Account, unless, and to the extent that, the amendment or other action that could constitute a “material modification” expressly states that it is intended to constitute a “material modification” of the Plan with respect to one or more Pre-AJCA Accounts; or
(3)    Be effective to the extent that it would result in a violation of any requirement under section 409A of the Code; or
(4)    Constitute an amendment that is inconsistent with the Controlling Company’s compensation practices.
13.Section 11.13(a) of the Plan is amended by replacing “Commonwealth of Virginia” with “State of Georgia.”
14.Section 11.13(b) of the Plan is amended by replacing the reference to Section 9.05 therein with Section 9.01(a)(9).
IN WITNESS WHEREOF, the undersigned duly authorized officer of MeadWestvaco has executed this Amendment to the Plan on this 30th day of July, 2015.
MEADWESTVACO CORPORATION
BY:    /s/ John Stakel
Title:      SVP and Treasurer